Financial and Operating Results Third Quarter and 9 Months 2016 November 2016

GAIN Capital 2 Safe Harbor Statement Forward Looking Statements In addition to historical information, this earnings presentation contains "forward-looking" statements that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements.. These factors are noted throughout GAIN Capital's annual report on Form 10-K/A for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on May 2, 2016, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility (including volatility levels resulting from market drivers such as Brexit, global interest rate uncertainty and the U.S. elections that differ from our expectations), evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law. Non-GAAP Financial Measures This presentation contains various non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted EPS and various “pro forma” non-GAAP measures. These non-GAAP financial measures have certain limitations, including that they do not have a standardized meaning and, therefore, our definitions may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of these non-GAAP financial measures assists investors in evaluating our historical and expected operating performance. However, because these are not measures of financial performance calculated in accordance with GAAP, such measures should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

GAIN Capital 3 Third Quarter and Year-to-Date Overview • Challenging market conditions led to lower than expected average daily volumes and revenue capture, impacting retail results • Continuing to deliver on synergy plan with $42 million of run-rate synergies achieved and expect achievement of $45 million by end of Q4 2016 • Volatility outlook improved as a result of several drivers • Execution of several key initiatives to enhance customer experience, engagement, tenure and long-term value • Strong cash position to fund several new organic and inorganic opportunities, as well as return of capital to shareholders via increased quarterly dividend and share buyback plan

Key Financial Results & Operating Metrics

	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,		
	2016	2015[1]	2016	2015[1]	TTM
As Reported					
Net Revenue	$72.2	$128.1	$296.1	$332.6	$398.9
Operating Expenses	(68.9)	(98.0)	(233.4)	(269.2)	(312.5)
Galvan Earnout Adjustment	-	-	-	(4.3)	(2.3)
Adjusted EBITDA[2]	$3.3	$30.1	$62.7	$59.1	$84.2
Net Income/(Loss)	($4.7)	$1.0	$14.5	($0.7)	$25.4
Adjusted Net Income/(Loss)[3]	(5.8)	15.3	24.1	25.3	31.3
GAAP Diluted EPS	($0.11)	$0.05	$0.25	($0.01)	$0.48
Adjusted Diluted EPS[4]	(0.12)	0.31	0.49	0.54	0.65
Pro Forma[5]					
Net Revenue	$72.2	$128.1	$296.1	$368.2	$398.9
Operating Expenses	(68.9)	(98.0)	(233.4)	(302.6)	(312.5)
Galvan Earnout Adjustment	-	-	-	(4.3)	(2.3)
Adjusted EBITDA[2]	$3.3	$30.1	$62.7	$61.3	$84.2
Operating Metrics[6]					
Retail OTC ADV (bns)	$9.3	$16.9	$11.2	$16.4	$11.5
Institutional ADV (bns)	$10.6	$9.8	$10.9	$10.7	$10.5
ECN	7.7	6.8	8.0	7.5	7.6
Swap Dealer	2.9	3.0	2.9	3.2	2.9
Avg. Daily Futures Contracts	29,878	34,429	34,233	35,321	33,869

Note: Dollars in millions, except per share data. Columns may not add due to rounding.

(1) As restated. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

(2) Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation, amortization and other one-time items. A reconciliation of net income/(loss) to adjusted EBITDA is available in the appendix to this presentation.

(3) Adjusted net income/(loss) is a non-GAAP financial measure that represents net income/(loss) excluding the impact of one-time items. A reconciliation of GAAP net income/(loss) to adjusted net income/(loss) is available in the appendix to this presentation.

(4) Adjusted EPS is a non-GAAP financial measure that represents net income/(loss) per share excluding the impact of one-time items. A reconciliation of GAAP EPS to adjusted EPS is available in the appendix to this presentation.

(5) Represents the simple addition of GAIN Capital and City Index.

(6) Definitions for operating metrics are available in the appendix to this presentation.

GAIN Capital 4

Summary Operating Segments and Corporate Results

Retail Financial & Operating Results	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,		
	2016	2015[1]	2016	2015[1]	TTM
Trading Revenue	$51.5	$106.6	$234.3	$265.8	$310.3
Other Retail Revenue	1.2	1.1	4.5	2.8	11.4
Total Revenue	$52.7	$107.7	$238.8	$268.6	$321.7
Employee Comp & Ben	14.4	18.4	48.0	51.0	64.5
Marketing	5.0	7.2	17.8	19.6	24.3
Referral Fees	11.2	24.0	41.5	72.6	56.2
Other Operating Exp.	15.6	24.4	57.2	56.3	77.3
Segment Profit	**$6.5**	**$33.7**	**$74.3**	**$69.2**	**$99.4**
% Margin	*12%*	*31%*	*31%*	*26%*	*31%*
Operating Metrics					
ADV (bns)	$9.3	$16.9	$11.2	$16.4	$11.5
Active Accounts	133,009	149,846	133,009	149,846	133,009
Client Assets	$635.3	$750.1	$635.3	$750.1	$635.3
PnL/mm	$84	$95	$107	$82	$105

Futures Financial & Operating Results	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,		
	2016	2015[1]	2016	2015[1]	TTM
Revenue	$12.5	$12.5	$37.6	$34.9	$48.5
Employee Comp & Ben	3.3	3.0	9.4	8.2	11.7
Marketing	0.2	0.2	0.7	0.7	0.9
Referral Fees	4.0	4.6	11.9	12.1	16.2
Other Operating Exp.	3.7	3.6	11.5	10.6	14.9
Segment Profit	**$1.4**	**$1.0**	**$4.1**	**$3.3**	**$4.8**
% Margin	*11%*	*8%*	*11%*	*9%*	*10%*
Operating Metrics					
Avg. Daily Contracts	29,878	34,429	34,233	35,321	33,869
Active Accounts	8,594	8,567	8,594	8,567	8,594
Client Assets	$419.3	$236.3	$419.3	$236.3	$419.3
Revenue/Contract	$6.55	$5.67	$5.82	$5.40	$5.69

Institutional Financial & Operating Results	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,		
	2016	2015[1]	2016	2015[1]	TTM
ECN	$4.7	$5.6	$14.8	$17.8	$19.4
Swap Dealer	2.2	3.2	6.7	9.9	9.5
Total Revenue	$6.9	$8.7	$21.5	$27.7	$28.9
Employee Comp & Ben	3.5	3.9	10.1	12.2	13.2
Other Operating Exp.	2.4	2.4	7.4	7.5	9.5
Segment Profit	**$1.0**	**$2.4**	**$4.0**	**$8.0**	**$6.0**
% Margin	*16%*	*27%*	*18%*	*29%*	*21%*
Operating Metrics					
ECN ADV (bns)	$7.7	$6.8	$8.0	$7.5	$7.6
Swap Dealer ADV (bns)	2.9	3.0	2.9	3.2	2.9

Corporate & Other	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,		
	2016	2015[1]	2016	2015[1]	TTM
Revenue	$0.1	($0.5)	($1.8)	($3.0)	($2.5)
Employee Comp & Ben	2.6	3.5	9.3	10.2	12.1
Other Operating Exp.	3.0	3.0	8.6	8.1	11.5
Loss	**($5.6)**	**($7.0)**	**($19.7)**	**($21.4)**	**($26.1)**

Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
(1) As restated. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

GAIN Capital 5

GAIN Capital 6 Segment Results Commentary • Retail • YTD segment profit of approximately $75 million with margins of 31% • Expense management continues to show benefits • City Index synergies: $42 million of run-rate savings achieved ($45mm by end of Q4 2016) • YTD referral fee per million: $44/mm • Average daily trading volumes below management expectations but believe volatility and client trading levels will revert to historical norms as a result of Brexit, US elections and global interest rate uncertainty • Institutional • GTX ECN market share continuing to increase in a competitive market • Robust client pipeline with diverse mix of clients lined up to begin trading • Expanding global reach of ECN with launch of matching engine in London and upcoming launch in Tokyo • Futures • YTD revenue and segment profit continues to grow year-over-year with YTD margins of 11% compared to 9% in 2015 • Client assets up 77% year-over-year to $419 million as of September 30, 2016

GAIN Capital $61.5 $58.8 $58.6 $52.0 $54.9 $54.6 $48.2 $106.6 $98.0 $98.0 $79.1 $83.8 $80.7 $68.9 $0 $20 $40 $60 $80 $100 $120 Q1 15 Q2 15 Q3 15 Q4 15 Q1 16 Q2 16 Q3 16 Fixed Op. Expenses Variable Operat ing Expenses 7 Consolidated Operating Expenses Note: Dollars in millions. Q1 2015 operating expenses shown on a pro forma basis based on the simple addition of GAIN Capital and City Index. Details available in appendix to this presentation. (1) As restated. See the Company’s Form 10-Q/A filed on May 3, 2016 for additional information. (2) Excludes bad debt & other variable expenses, referral fees and marketing expense. • Q3 operating expenses continue to demonstrate GAIN’s execution on cost-cutting plan, driven by: • City Index synergies • Partnership optimization • Overall expense management • 30% year-over-year drop in total operating expenses • 18% drop in fixed operating expenses for same period • On track to achieve $45 million of run-rate synergies by end of Q4 2016 (1) (1) (2) (1)

GAIN Capital 8 October 2016 Operating Metrics $13.3 $11.2 $12.9 $15.9 $13.2 $11.6 $12.2 $10.2 $10.5 $10.1 $8.3 $9.4 $9.1 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 OTC Average Daily Volume ($ bns) 148.3 148.9 147.0 143.8 143.7 136.6 140.3 139.0 139.0 139.0 135.6 133.0 131.3 120.0 125.0 130.0 135.0 140.0 145.0 150.0 155.0 Active OTC Accounts (000s) 8.8 8.8 8.7 8.3 8.8 8.9 8.9 8.9 8.8 8.7 8.6 8.6 8.5 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 Active Future Accounts (000s) $6.0 $6.4 $6.8 $9.4 $8.3 $7.4 $7.8 $6.9 $9.6 $8.3 $6.5 $8.5 $8.7 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 ECN Average Daily Volume ($ bns) $2.1 $3.8 $2.6 $2.9 $3.0 $2.8 $3.3 $2.9 $2.4 $2.4 $3.2 $3.1 $2.8 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 Swap Dealer Average Daily Volume ($ bns) 32.6 28.4 36.9 42.7 37.0 35.6 36.5 34.7 33.1 29.6 28.3 31.9 28.3 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 45.0 Futures Average Daily Contracts (000s)

GAIN Capital 9 Renewed Focus on Organic Growth and Selective M&A Following a few years of integrations (GFT, City Index) and related focus on cost synergies, GAIN’s primary focus has shifted to driving organic growth and selective M&A • Acquisitions have provided GAIN with scale, a wider product offering, increased diversity of revenue streams and a broader geographic footprint • As a result of these acquisitions, GAIN’s focus in past few years has been on consolidating trading platforms, eliminating duplicative functions, reducing operational complexity and moving away from non-core business areas and unproductive commercial relationships • These efforts have made GAIN structurally stronger than ever – well- positioned to invest in new products, services, tools, offerings and other areas to drive organic growth • GAIN has also continued to pursue a selective M&A strategy, focused primarily on transactions that complement its organic growth plans

GAIN Capital 10 Renewed Focus on Organic Growth and Selective M&A (cont.) • In 2016 a number of product and service enhancements are being delivered for GAIN’s retail OTC business, including: • Refreshed brand & new website for FOREX.com • Mobile trading enhancements • New trade alerts/recommendation service for UK and US clients • New, improved charting tool for City Index clients • New active trader services • Relationship management team for HNW clients • These and other enhancements and new offerings reflect GAIN’s focus on its customers and on driving growth in trading volume, but there’s much more to come…

GAIN Capital 11 Renewed Focus on Organic Growth and Selective M&A (cont.) Among our 2017 planned enhancements: • Redesigned trading experience • New City Index website • Introduction of a global, cross-brand affiliate marketing program • Easier account opening and more funding options for clients • Re-launch of Advisory business • Featuring a new brand and new range of products & services for clients seeking personalized advice • Offering exciting new automated investment service These organic initiatives will be complemented by selective M&A transactions, to: • Add products, trading tools and value-added services • Further diversify our distribution channels • Add complementary businesses

GAIN Capital 12 Return of Capital • During the quarter, GAIN was actively reviewing a number of cash intensive transactions and other initiatives and determined to restrict its stock repurchase activity • Through the nine months ended September 30, GAIN has returned over $14 million to investors via buybacks and dividends • Buybacks: $7.1 million • Equity: $5.4 million • Convertible: $1.7 million • Dividends: $7.3 million • Board believes share price is undervalued and will look to resume share buyback with authorization of $30 million repurchase plan • Dividend • Increasing quarterly dividend 20% to $0.06 per share • Record date: December 12, 2016 • Payment date: December 22, 2016

GAIN Capital 13 Closing Remarks • Q3 2016 market conditions impacted GAIN and many other retail brokers driving down retail capture, volume and profitability • Volatility outlook improved as a result of several drivers including Brexit and global interest rate uncertainty • Shift in focus to organic growth and selective M&A to drive long-term value • Strength of GAIN’s liquidity position leading to 20% increase in quarterly dividend to $0.06 per share • Authorization of $30 million buyback plan to opportunistically repurchase undervalued shares

GAIN Capital Appendix 14

Consolidated Statement of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016	2015[1]	2016	2015[1]
Revenue				
Retail revenue	$ 51.5	$ 106.5	234.6	$ 265.9
Institutional revenue	6.6	8.3	20.6	26.5
Futures revenue	12.4	12.5	37.2	34.8
Other revenue	1.5	0.8	3.0	5.2
Total non interest revenue	72.0	128.0	295.3	332.5
Interest revenue	0.4	0.3	1.1	0.9
Interest expense	0.1	0.2	0.4	0.8
Total net interest revenue	0.3	0.1	0.8	0.1
Net revenue	**$ 72.2**	**$ 128.1**	**$ 296.1**	**$ 332.6**
Expenses				
Employee compensation and benefits	23.8	28.9	76.8	81.7
Selling and marketing	5.3	7.4	18.5	20.4
Referral Fees	15.2	28.6	53.4	84.7
Trading expenses	6.9	9.0	23.1	24.1
General and administrative	12.8	16.8	43.9	40.3
Depreciation and amortization	3.5	2.9	10.2	7.6
Purchased intangible amortization	3.6	4.3	11.4	10.7
Communications and technology	4.8	5.6	15.7	14.2
Bad debt provision	0.2	1.8	2.0	6.4
Acquisition expenses	-	0.2	-	2.7
Restructuring expenses	0.3	-	1.1	1.9
Integration expenses	0.6	10.7	2.5	23.1
Settlement expense	(0.2)	-	9.2	-
Total expenses	76.8	116.1	267.8	317.7
Operating profit/(loss)	**(4.5)**	**12.0**	**28.3**	**14.9**
Interest expense on long term borrowings	2.6	2.6	7.8	6.6
Income/(loss) before income tax expense/(benefit)	**(7.2)**	**9.4**	**20.5**	**8.2**
Income tax expense/(benefit)	(3.2)	7.9	4.2	7.6
Equity in net loss of affiliate	(0.0)	-	(0.1)	-
Net income/(loss)	**(4.0)**	**1.6**	**16.3**	**0.7**
Net income attributable to non-controlling interests	0.7	0.6	1.8	1.3
Net income/(loss) applicable to Gain Capital Holdings Inc.	**$ (4.7)**	**$ 1.0**	**$ 14.5**	**$ (0.7)**
Earnings/(loss) per common share[2]				
Basic	($0.11)	$0.05	$0.25	($0.01)
Diluted	($0.11)	$0.05	$0.25	($0.01)
Weighted average common shares outstanding used in computing earnings per common share:				
Basic	48,651,212	49,149,102	48,606,923	47,163,814
Diluted	48,651,212	49,918,707	48,883,258	47,163,814

Note: Dollars in millions, except per share data. Columns may not add due to rounding.
(1) As restated. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.
(2) Earnings per share includes an adjustment for the redemption value of the NCI put option.

GAIN Capital 15

GAIN Capital 16 Consolidated Balance Sheet Note: Dollars in millions. Columns may not add due to rounding. As of 9/30/2016 12/31/2015 ASSETS: Cash and cash equivalents 235.7$ 171.9$ Cash and securities held for custom ers 1,054.6 920.6 Receivables from brokers 52.3 121.2 Prepaid assets 10.3 7.8 Property and equipm ent - net of accum ulated depreciation 34.8 30.4 Intangible assets, net 73.2 91.5 Goodwill 32.6 34.0 Other assets 48.8 47.2 Total assets 1,542.4$ 1,424.6$ LIABILITIES AND SHAREHOLDERS' EQUITY: Payables to custom ers 1,054.6$ 920.6$ Accrued com pensation & benefits 10.8 12.4 Accrued expenses and other liabilities 44.5 51.6 Incom e tax payable 2.3 1.1 Convertible senior notes 123.5 121.7 Total liabilities 1,235.7$ 1,107.4$ Non-controlling interest 14.2$ 11.0$ Shareholders' Equity 292.5 306.1 Total liabilities and shareholders' equity 1,542.4$ 1,424.6$

GAIN Capital 17 Liquidity Note: Dollars in millions. Columns may not add due to rounding. (1) Reflects cash that would be received from brokers following the close-out of all open positions. (2) Relates to regulatory capital requirements or capital charges, depending upon regulatory jurisdiction. As of 9/30/2016 6/30/2016 3/31/2016 12/31/2015 Cash and cash equivalents $235.7 $89.4 $189.7 $171.9 Receivable from banks and brokers (1) 52.3 218.1 120.0 121.2 Less: Payable to brokers - (4.8) - - Less: Regulatory capital requirem ents/charges (2) (117.0) (122.6) (121.4) (114.7) Liquidity $171.0 $180.2 $188.3 $178.4 Regulatory Capital Requirem ents/Charges US $29.2 $28.4 $29.1 $26.1 UK 79.9 87.8 85.5 82.3 Other jurisdictions 7.9 6.4 6.8 6.3 Total Regulatory Capital Requirem ents/Charges (2) $117.0 $122.6 $121.4 $114.7

GAIN Capital 18 Adjusted EBITDA & Margin Reconciliation Note: Dollars in millions. Columns may not add due to rounding. (1) As restated. See the Company’s Form 10-Q/A filed on May 3, 2016 for additional information. (2) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue. 3 M onths Ended Sept. 30, 9 M onths Ended Sept. 30, 2016 2015 (1) 2016 2015 (1) Net Revenue 72.2$ 128.1$ 296.1$ 332.6$ Net Incom e/(Loss) (4.7) 1.0 14.5 (0.7) Net Incom e Margin % (7%) 1% 5% (0%) Net Incom e/(Loss) (4.7)$ 1.0$ 14.5$ (0.7)$ Depreciation & am ortization 3.5 2.9 10.2 7.6 Purchase intangible am ortization 3.6 4.3 11.4 10.7 Interest expense on long term borrowings 2.6 2.6 7.8 6.6 Incom e tax expense/(benefit) (3.2) 7.9 4.2 7.6 Acquisition costs - 0.2 - 2.7 Restructuri g 0.3 - 1.1 1.9 Integration costs 0.6 10.7 2.5 23.1 Legal settlem ent (0.2) - 9.2 - Bad debt related to SNB event in January of 2015 - - - 2.5 Acquisition contingent consideration adjustm ent - - - (4.3) Equity in net loss of affiliate 0.0 - 0.1 - Net incom e attributable to non-controlling interest 0.7 0.6 1.8 1.3 Adjusted EBITDA 3.3$ 30.1$ 62.7$ 59.1$ Adjusted EBITDA Margin % (2) 5% 24% 21% 18%

GAIN Capital 19 Adjusted Net Income/(Loss) and EPS Reconciliation Note: Dollars in millions, except per share and share data. Columns may not add due to rounding. (1) As restated. See the Company’s Form 10-Q/A filed on May 3, 2016 for additional information. (2) Assumes 22% tax rate. 3 M onths Ended Sept. 30, 9 M onths Ended Sept. 30, 2016 2015 (1) 2016 (1) 2015 (1) Net Incom e/(Loss) ($4.7) $1.0 $14.5 ($0.7) Incom e Tax Expense/(Benefit) (3.2) 7.9 4.2 7.6 Equity in net loss of affilate 0.0 - 0.1 - Non-controlling Interest 0.7 0.6 1.8 1.3 Pre-Tax Incom e/(Loss) ($7.2) $9.4 $20.5 $8.2 Plus: Adjustm nts 0.7 10.9 12.8 25.9 Adjusted Pre-Tax Incom e/(Loss) ($6.5) $20.4 $33.3 $34.1 Norm alized Incom e Tax (2) 1.4 (4.5) (7.3) (7.5) Equity in net loss of affilate (0.0) - (0.1) - Non-controlling interest (0.7) (0.6) (1.8) (1.3) Adjusted Net Incom e/(Loss) ($5.8) $15.3 $24.1 $25.3 Adjusted Earnings/(Loss) per Com m on Share: Basic ($0.12) $0.31 $0.50 $0.54 Diluted ($0.12) $0.31 $0.49 $0.54

GAIN Capital 20 Reconciliation of Segment Profit to Income/(Loss) Before Income Tax Expense Note: Dollars in millions. Columns may not add due to rounding. (1) As restated. See the Company’s Form 10-Q/A filed on May 3, 2016 for additional information. 3 M onths Ended Sept. 30, 9 M onths Ended Sept. 30, 2016 2015 (1) 2016 2015 (1) Retail segm ent $6.5 $33.7 $74.3 $69.2 Institutional segm ent 1.0 2.4 4.0 8.0 Futures segm ent 1.4 1.0 4.1 3.3 Corporate and other (5.6) (7.0) (19.7) (21.4) Segm ent Profit $3.3 $30.1 $62.7 $59.1 Depreciation and am ortization $3.5 $2.9 $10.2 $7.6 Purchased intangible am ortization 3.6 4.3 11.4 10.7 Acquisition expenses - 0.2 - 2.7 Restructuring expenses 0.3 - 1.1 1.9 Integration expenses 0.6 10.7 2.5 23.1 Legal settlem ent (0.2) - 9.2 - Bad debt related to SNB event - - - 2.5 Acquisition contingnent consideration adj. - - - (4.3) Operating profit/(loss) ($4.5) $12.0 $28.3 $14.9 Interest expense on long term borrowings 2.6 2.6 7.8 6.6 Incom e/(loss) before incom e tax expense ($7.2) $9.4 $20.5 $8.2

GAIN Capital 21 Pro Forma Reconciliation – 9 Months 2015 Note: Dollars in millions. Columns may not add due to rounding. (1) As restated. See the Company’s Form 10-Q/A filed on May 3, 2016 for additional information. 9 M onths City Index Pro Form a 2015 (1) Q1 2015 9 M os. 2015 (1) Net Revenue 332.6$ 35.7$ 368.2$ Net Incom e/(Loss) (0.7) (6.9) (7.6) Net Incom e Margin % (0%) (19%) (2%) Net Incom e/(Loss) (0.7)$ (6.9)$ (7.6)$ Depreciation & am ortization 7.6 2.3 9.9 Purchase intangible am ortization 10.7 3.1 13.8 Interest expense on long term borrowings 6.6 - 6.6 Incom e tax expense 7.6 - 7.6 Acquisition costs 2.7 - 2.7 Restructuring 1.9 - 1.9 Integration costs 23.1 0.2 23.2 Legal settlem ent - - - Bad debt related to SNB event in January of 2015 2.5 3.6 6.1 Acquisition contingent consideration adjustm ent (4.3) - (4.3) Equity in net loss of affiliate - - - Net incom e attributable to non-controlling interest 1.3 - 1.3 Adjusted EBITDA 59.1$ 2.3$ 61.3$ Adjusted EBITDA Margin % (2) 18% 6% 17%

GAIN Capital 22 Operating Expenses Note: Dollars in millions. Columns may not add due to rounding. Q1 2015 operating expenses shown on a pro forma basis based on the simple addition of GAIN Capital and City Index. (1) As restated. See the Company’s Form 10-Q/A filed on May 3, 2016 for additional information. 2015 (1) 2016 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Total Op. Expenses 106.6$ 98.0$ 98.0$ 79.1$ 83.8$ 80.7$ 68.9$ Bad Debt and other variable 3.0 1.3 3.4 1.5 1.8 1.7 0.2 Referral Fees 33.0 29.5 28.6 18.8 20.7 17.6 15.2 Marketing 9.0 8.4 7.4 6.8 6.4 6.8 5.3 Fixed Op. Expenses 61.5$ 58.8$ 58.6$ 52.0$ 54.9$ 54.6$ 48.2$

GAIN Capital 23 Retail Revenue per Million $107 $95 $84 $95 $88 $105 $102 $95 $0 $20 $40 $60 $80 $100 $120 $140 Q3 14 Q4 14 Q1 15 Q2 15 Q3 15 Q4 15 Q1 16 Q2 16 Q3 16 Quarterly Trailing 12 Months Trailing 12 Months - Pro Forma

GAIN Capital 24 Quarterly Operating Metrics Note: Volumes in billions; assets in millions. Definitions for all operating metrics are available on page 25. Three M onths Ended, Sep-15 Dec-15 M ar-16 Jun-16 Sep-16 Retail OTC Trading Volum e $1,118.4 $812.6 $861.7 $710.9 $612.4 OTC Average Daily Volum e $16.9 $12.5 $13.5 $10.9 $9.3 Active OTC Accounts 149,846 146,977 136,559 139,022 133,009 Institutional ECN Volum e $451.2 $415.4 $531.6 $526.9 $509.9 ECN Average Daily Volum e $6.8 $6.4 $8.3 $8.1 $7.7 Swap Dealer Volum e $198.5 $184.3 $186.6 $186.2 $190.0 Swap Dealer Average Daily Volum e $3.0 $2.8 $2.9 $2.9 $2.9 Futures Futures Contracts 2,203,456 2,065,094 2,334,308 2,223,501 1,912,174 Futures Average Daily Contracts 34,429 32,779 38,267 34,742 29,878 Active Futures Accounts 8,567 8,668 8,890 8,822 8,594

GAIN Capital 25 Definition of Metrics • Active Accounts: Accounts who executed a transaction within the last 12 months • Trading Volume: Represents the U.S. dollar equivalent of notional amounts traded • Customer Assets: Represents amounts due to clients, including customer deposits and unrealized gains or losses arising from open positions

Financial and Operating Results Third Quarter and 9 Months 2016 November 2016